AMERICAN GENERAL CORPORATION
             FORM 10-Q
For the Quarter Ended March 31, 1998




                                                                    Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Three Months Ended
                                                            March 31,
                                                        1998          1997
Consolidated operations:
  Income before income tax expense, minority interest,
    and dividends on preferred securities ............ $  428        $  351
  Undistributed income of Western National ...........      -           (12)
  Fixed charges deducted from income
    Interest expense .................................    172           162
    Implicit interest in rents .......................      5             5
      Total fixed charges deducted from income .......    177           167
        Earnings available for fixed charges.......... $  605        $  506
  Fixed charges per above ............................ $  177        $  167
  Capitalized interest ...............................      -             3
      Total fixed charges ............................    177           170
      Dividends on preferred stock and securities ....     37            28
        Combined fixed charges and preferred
          stock dividends ............................ $  214        $  198
          Ratio of earnings to fixed charges .........   3.41          2.97
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............   2.83          2.55

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, minority
     interest, and dividends on preferred securities . $  428        $  351
    Undistributed income of Western National .........      -           (12)
    Corporate fixed charges deducted from income -
      corporate interest expense .....................     54            40
      Earnings available for fixed charges ........... $  482        $  379
    Total corporate fixed charges per above .......... $   54        $   40
    Capitalized interest related to real estate
      operations .....................................      -             3
      Total corporate fixed charges ..................     54            43
      Dividends on preferred stock and securities ....     37            28
        Combined corporate fixed charges and
          preferred stock dividends .................. $   91        $   71
          Ratio of earnings to corporate fixed charges   8.85          8.92
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................   5.29          5.36
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   AMERICAN GENERAL CORPORATION
             FORM 10-Q
For the Quarter Ended March 31, 1998

                                                                    Exhibit 12
                                                                   (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)


Three Months Ended
                                                             March 31,
                                                         1998          1997
American General Finance, Inc.:
  Income before income tax expense ...................  $   71        $   62
  Fixed charges deducted from income
    Interest expense .................................     122           125
    Implicit interest in rents .......................       3             3
      Total fixed charges deducted from income .......     125           128
        Earnings available for fixed charges .........  $  196        $  190
          Ratio of earnings to fixed charges .........    1.57          1.48
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